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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Texas Roadhouse, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-121241) on Form S-8 and (No. 333-133510) on Form S-3 of Texas Roadhouse, Inc. of our reports dated February 24, 2012, with respect to the consolidated balance sheets of Texas Roadhouse, Inc. and subsidiaries as of December 27, 2011 and December 28, 2010, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 27, 2011, and the effectiveness of internal control over financial reporting as of December 27, 2011, which reports appear in the December 27, 2011 annual report on Form 10-K of Texas Roadhouse, Inc.

/s/ KPMG LLP

Louisville, Kentucky
February 24, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm